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                                                                    EXHIBIT 21.1

                      RODMAN & RENSHAW CAPITAL GROUP, INC.

                                  SUBSIDIARIES

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
COMPANY                                          STATE OF INCORPORATION
- - -------                                          ----------------------

Rodman & Renshaw, Inc.                           Delaware

Rodman Advisory Services Inc.                    Delaware

Rodman & Renshaw Chicago Theatre Ltd.            Delaware

Rodman & Renshaw Futures Management, Inc.        Delaware

Rodman River West, Inc.                          Delaware
